UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

WORLD HEALTH ENERGY HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

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World Health Energy Holdings, Inc.

1825 NW Corporate Blvd. Suite 110

Boca Raton, FL, 33431

(561) 870-0440

May 17, 2023

To the Holders of Common Stock of World Health Energy Holdings, Inc.:

This Information Statement is first being mailed on or about May 17, 2023 to the holders of record of the outstanding common stock, par value $0.00001 per share (the “Common Stock”), and the outstanding preferred stock, par value $0.0007 per share, of World Health Energy Holdings, Inc., a Delaware corporation (the “Company”), as of the close of business on May 1, 2023 (the “Record Date”), to inform the stockholders of actions already approved by written consent of the majority stockholders holding approximately 81.12% of the voting power of the Company’s Common Stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders and warrant holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective at least 20 days after the mailing of this Information Statement are:

●	To approve the granting of discretionary authority to the Company’s board of directors (the “Board”), at any time or times for a period of up to twelve months from the Record Date, to adopt an amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) at a ratio within the range of 1-for-20,000 to 1-for-60,000 (the “Reverse Stock Split Ratio”) of the Company’s issued and outstanding shares of Common Stock; and

●	To adopt the Amended and Restated Certificate of Incorporation of the Company (the “Restated Charter”).

The enclosed information statement contains information pertaining to the matters acted upon.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at https://www.whengroup.com.

This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT.

This Information Statement will serve as written notice to stockholders of the Company pursuant to Section 228 of the Delaware General Corporation Law of the State of Delaware.

By Order of the Board of Directors.
May 17, 2023	/s/ Giora Rozensweig
Giora Rozensweig
Interim Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF WORLD HEALTH ENERGY HOLDINGS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

WORLD HEALTH ENERGY HOLDINGS, INC.

1825 NW Corporate Blvd. Suite 110

Boca Raton, FL, 33431

(561) 870-0440

INFORMATION STATEMENT

(Definitive)

May 17, 2023

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being sent, pursuant to Section 14C of the Exchange Act, to the holders of record as of May 1, 2023 (the “Record Date”) of Common Stock, par value $0.00001 per share (the “Common Stock”), and the outstanding preferred stock, par value $0.0007 per share, of World Health Energy Holdings, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), to notify the Common Stock holders of the following:

On May 1, 2023, the Company received a written consent in lieu of a meeting by the holders of approximately 81.12% of the voting power the Common Stock (the “Majority Stockholders”) approving the following actions:

●	To approve the granting of discretionary authority to the Company’s board of directors (the “Board”), at any time or times for a period of up to twelve months from the Record Date, to adopt an amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) at a ratio within the range of 1-for-20,000 to 1-for-60,000 (the “Reverse Stock Split Ratio”) of the Company’s issued and outstanding shares of Common Stock; and

●	To adopt the Amended and Restated Certificate of Incorporation of the Company (the “Restated Charter”).

On May 1, 2023, the Board approved, and recommended for approval to the Majority Stockholders, the Reverse Stock Split to be effectuated within twelve months of the Record Date.

On May 1, 2023, the Majority Stockholders approved authorization of the Board to effect the Reverse Stock Split within twelve months of the Record Date. Accordingly, your consent is not required and is not being solicited.

We will commence mailing the notice to the holders of Common Stock on or about May 17, 2023.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY STOCKHOLDERS.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The following table sets forth the name of the Majority Stockholders, the number of shares of Common Stock held by the Majority Stockholders, the total number of votes that the Majority Stockholders voted in favor of the Reverse Stock Split and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholders	Number of Shares of Common Stock held	Number of Votes held by Majority Stockholders	Number of Votes that Voted in favor of the Action	Percentage of the Voting Equity that Voted in favor of the Action
UCG, INC.	387,000,000,000	387,000,000,000	387,000,000,000	74.72%
CROSSMOBILE SP. Z O.O.	20,000,000,000	20,000,000,000	20,000,000,000	3.86%
GREEN LIFE INC.	5,700,000,000	5,700,000,000	5,700,000,000	1.10%
B L M NV	5,350,171,395	5,350,171,395	5,350,171,395	1.03%
PADEM CONSULTANTS SPRL	2,110,000,001	2,110,000,001	2,110,000,001	0.41%
Total	420,160,171,396	420,160,171,396	420,160,171,396	81.12%

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

The Reverse Stock Split will become effective on the date that we file the Amendment with the Secretary of State of the State of Delaware. Such filing can occur no earlier than twenty (20) calendar days after the mailing of this Information Statement.

Notwithstanding the foregoing, we must first notify the Financial Industry Regulatory Authority (“FINRA”) of the intended Reverse Stock Split by filing an Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action.

ACTION 1: REVERSE STOCK SPLIT

General

The Board and the Majority Stockholders have approved the Reverse Stock Split in order to provide for meeting minimum Nasdaq requirements for listing (such as a minimum stock price of $4.00), and the Board and the Majority Stockholders have determined that it is in the best interests of our stockholders in general to provide the Board with the flexibility to effect the Reverse Stock Split at a ratio within the range of 1-for-20,000 to 1-for-60,000 (the “Reverse Stock Split Ratio”), at any time or times for a period of up to twelve months from the Record Date.

The Reverse Stock Split, as approved by our stockholders, will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware, or at the later time set forth in the Amendment, subject to the approval of FINRA. The filing may occur any time after 20 days from the date of completion of mailing of this Information Statement to our stockholders of record as of May 1, 2023. The exact timing of the Amendment will be determined by the Board based on its evaluation as to if and when such action will be the most advantageous to the Company and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

We do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized Common Stock that will become available following the Reverse Stock Split other than a contemplated primary offering of our equity securities in connection with the potential uplisting of the Common Stock to The Nasdaq Stock Market (“Nasdaq”).

The proposed form of Amendment to our Certificate of Incorporation, as amended, to effect the Reverse Stock Split is attached as Annex A to this Information Statement. Any amendment to our Certificate of Incorporation, as amended, to effect the Reverse Stock Split will include the Reverse Stock Split Ratio fixed by the Board, within the range approved by our stockholders.

Reasons for Proposed Amendment

The Board believes that listing our Common Stock on Nasdaq will increase the liquidity of our Common Stock by providing us with a market for the Common Stock that is more accessible than if our Common Stock were to continue to trade on the OTC maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, Nasdaq. Among other factors, trading on Nasdaq may increase liquidity and potentially minimize the spread between the “bid” and “ask” prices quoted by market makers. Further, such a listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our Common Stock in any strategic or financing transactions that we may undertake. We believe that prospective investors will view an investment in the Company more favorably if our shares qualify for listing on Nasdaq as compared with the OTC markets. The Board has also determined that the consummation of the Reverse Stock Split may be necessary to achieve compliance with the listing requirements of Nasdaq.

The Board also believes that the current low per share market price of our Common Stock has a negative effect on the marketability of our existing shares. The Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the Common Stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the Common Stock. The Board anticipates that a Reverse Stock Split will result in a higher bid price for our Common Stock, which may help to alleviate some of these problems.

We expect that a Reverse Stock Split of our Common Stock will increase the market price of the Common Stock so that we are able to obtain compliance with the initial listing minimum bid price listing standard of Nasdaq. However, the effect of a Reverse Stock Split on the market price of the Common Stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the Reverse Stock Split, effectively reducing our market capitalization, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the prescribed initial listing minimum bid price for a sustained period of time. The market price of our Common Stock may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance.

If the Reverse Stock Split successfully increases the per share price of our Common Stock, as to which no assurance can be given, the Board believes this increase will aid us in obtaining listing on Nasdaq and may facilitate future financings and enhance our ability to attract, retain, and motivate employees and other service providers.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS INFORMATION STATEMENT, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, CONVERSION PRICES AND EXERCISE PRICES OF OPTIONS AND WARRANTS, DOES NOT REFLECT THE IMPACT OF THE REVERSE STOCK SPLIT THAT MAY BE EFFECTUATED.

Implementation and Effects of the Reverse Stock Split

If the Board elects to implement the Reverse Stock Split, which the Board may choose not to do at its discretion, the Reverse Stock Split would have the following effects:

●	the number of shares of the Common Stock owned by each Stockholder will automatically be reduced proportionately based on the reverse stock split ratio determined by the Board;

●	the number of shares of the Common Stock issued and outstanding will be reduced proportionately; and

●	proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split.

The table set forth below illustrates the Company’s capitalization subsequent to the Reverse Stock Split in varying ratios with the ratio of 1-for-60,000 being the maximum ratio which may be effectuated by the Board. This model is based on the total number of shares issued and outstanding as of the Record Date and gives effect to the Reverse Stock Split, as well as shares of Common Stock issued and outstanding and issuable upon the conversion/exercise of options and warrants.

Reverse Stock Split Ratio	Shares of Common Stock issued and outstanding following the Reverse Stock Split	Shares of Common Stock available for future issuance following the Reverse Stock Split
1:20,000	25,897,137	749,974,102,863
1:40,000	12,948,569	749,987,051,431
1:60,000	8,632,379	749,991,367,621

The Board may decide not to proceed with the Reverse Stock Split for various reasons including general stock market/business conditions.

The Reverse Stock Split will not affect the rights of Stockholders or any Stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares. At this time the Company has no plans to issue such additional shares of its capital stock, other than (i) as required for existing and additional financings, and (ii) as compensation and incentives to employees and directors under the Company’s existing stock incentive plans and other arrangements that may be undertaken.

The future issuance of such authorized shares may have the effect of diluting the Company’s earnings per share and book value per share, as well as the stock ownership and voting rights of the current Stockholders. The effective increase in the number of authorized but unissued shares of the Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or Bylaws.

Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. In lieu of issuing fractional shares, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

●	the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split;
●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or
●	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price for the Common Stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of the Common Stock after the Reverse Stock Split will be 20,000 to 60,000 times, as applicable, the prices for shares of the Common Stock immediately prior to the Reverse Stock Split. Furthermore, even if the market price of the Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of the Common Stock.

The market price of the Common Stock will also be based on our performance and other factors, some of which are unrelated to the Reverse Stock Split or the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. The total market capitalization of the Common Stock after implementation of the Reverse Stock Split when and if implemented may also be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

While we anticipate that the Reverse Stock Split will be sufficient to obtain our listing on Nasdaq, it is possible that, even if the Reverse Stock Split results in a bid price for the Common Stock that exceeds the required price per share another reverse split may be necessary in the future and we may not be able to continue to satisfy the other criteria for continued listing of the Common Stock on Nasdaq.

Authorized Shares

As of the Record Date, there were 750,000,000,000 shares of authorized Common Stock and 10,000,000 shares of authorized preferred stock. As of the Record Date, there were 517,942,741,330 shares of Common Stock issued and outstanding and 5,000,000 shares of the Series A Preferred Stock issued and outstanding.

As a result of the Reverse Stock Split, the number of shares remaining available for future issuance under the Company’s authorized pool of Common Stock would increase. In addition, the Company will continue to have 10,000,000 authorized shares of preferred stock and 5,000,000 shares of the Series A Preferred Stock issued and outstanding.

These authorized but unissued shares would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of businesses or assets and sales of stock or securities convertible into Common Stock. The Company believes that the availability of the authorized but unissued shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Common Stock may be diluted. Also, if the Company issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of the Common Stock.

No Dissenters’ Rights

No dissenters’ or appraisal rights are available to the Company’s stockholders as of the Record Date under Delaware law, the Certificate of Incorporation, or the Bylaws of the Company in connection with the actions.

Anti-Takeover Effects of the Reverse Stock Split

A possible effect of the Reverse Stock Split may be to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. The Board could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of our Common Stock.

The Reverse Stock Split is not the result of the Board’s knowledge of an effort to accumulate any of the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by the Board to adopt a series of amendments to the Certificate of Incorporation or our Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Although the Reverse Stock Split is not being undertaken by the Board to institute an anti-takeover provision, in the future the Board could, subject to its fiduciary duties and applicable law, use the unissued shares of Common Stock to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s Bylaws or certain provisions of the Certificate of Incorporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company, if such transactions were opposed by the Board. However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Stock Split could be that our stockholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of the Common Stock, if the same was so offered by a party attempting a hostile takeover of the Company.

Determination of Ratio

The ratio of the Reverse Stock Split, if implemented, will be a ratio within the range of 1-for-20,000 to 1-for-60,000 (the “Reverse Stock Split Ratio”).

The Board would carry out a Reverse Stock Split only upon its determination that a Reverse Stock Split would be in the best interests of our stockholders at that time. In determining the ratio, the Board considered, among other things:

●	the historical and projected performance of our Common Stock;

●	the potential devaluation of the Company’s market capitalization as a result of the Reverse Stock Split;

●	prevailing market conditions;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the selected Reverse Stock Split Ratio on trading liquidity in our Common Stock and our ability to list our Common Stock on Nasdaq;

●	our capitalization (including the number of shares of our Common Stock issued and outstanding); and

●	the prevailing trading price for our Common Stock and the volume level thereof.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of Common Stock subsequent to the Reverse Stock Split.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. Stockholders will then receive a New Certificate(s) representing the number of shares of our Common Stock to which they are entitled as a result of the Reverse Stock Split. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

Regardless of how stockholders hold our Common Stock (i.e., in book-entry or certificated form), stockholders will not have to pay any service charges to us or our transfer agent in connection with the Reverse Stock Split.

Accounting Matters

The proposed amendment to our Certificate of Incorporation, as amended, will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in the same proportion as the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock held by our Stockholders before the Reverse Stock Split were, and the shares of Common Stock held after the Reverse Stock Split will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each stockholder is urged to consult with such Stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss will be recognized by a Stockholder upon such Stockholder’s exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares of the Common Stock received in the Reverse Stock Split (including any fraction of a share deemed to have been received) will be the same as the Stockholder’s aggregate tax basis in the shares of our Common Stock exchanged therefor. The Stockholder’s holding period for the shares of our Common Stock after the Reverse Stock Split will include the period during which the Stockholder held the shares of our Common Stock surrendered in the Reverse Stock Split.

This summary of certain material United States federal income tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service, the Company or the courts. Accordingly, each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

Tax Consequences of the Reverse Stock Split Generally

A reverse split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse split, except with respect to cash received in lieu of a fractional share of our Common Stock. A U.S. Holder’s aggregate tax basis in the shares of our Common Stock received pursuant to the reverse split should equal the aggregate tax basis of the shares of our Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such U.S. Holder’s holding period in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the reverse split. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Information Reporting and Backup Withholding. A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our Common Stock pursuant to the reverse split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

ACTION 2: ADOPTION OF THE RESTATED CHARTER

In connection with the Company’s plans to apply for the listing of its Common Stock on Nasdaq, the Board has reviewed and evaluated the Company’s existing corporate governance documents, including our Certificate of Incorporation (as amended, the “Current Charter”), and determined that the Restated Charter is necessary to clarify and modernize the Company’s Certificate of Incorporation and more closely align the Company’s governance with the current provisions of the DGCL. The Board believes that the Restated Charter also provides a governance structure that is more appropriate for a corporation with a class of shares listed on Nasdaq than our Current Charter.

If the proposal to adopt the Restated Charter is approved, it will result in certain changes regarding our corporate governance and may result in certain changes in your rights as a stockholder. We have summarized these changes and other differences below under the section entitled “Comparison of Stockholder Rights Before and After Adoption of Restated Charter.” This summary regarding the Restated Charter is qualified in its entirety by reference to the text of the Restated Charter, attached to this proxy statement as Annex B. The Current Charter and our Bylaws are available for inspection during business hours at our principal executive offices at 1825 NW Corporate Blvd. Suite 110, Boca Raton, FL 33431. In addition, copies may be obtained by writing to the Company’s Secretary at the same address.

Comparison of Stockholder Rights Before and After Adoption of the Restated Charter:

Capital Stock. The Restated Charter would provide for a total of 750,010,000,000 shares of capital stock, which would continue to be divided into two classes, consisting of 750,000,000,000 shares of Common Stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.0007 per share (the “Preferred Stock”). The Restated Charter incorporates the terms of the Series A Preferred Stock, of which 5,000,000 shares were designated by the filing of a Certificate of Designations, Rights and Preferences of the Series A Preferred Stock with the Delaware Secretary of State on February 13, 2003, which was subsequently amended through the Certificate of Amendment to such Certificate of Designations filed with the Delaware Secretary of State on August 26, 2019, pursuant to which the voting power of Preferred Stock designated as Series A Preferred Stock was increased from 150 votes to 10,000 votes per share. The Restated Charter also incorporates the terms of the Series B Preferred Stock, of which 3,870,000 shares were designated by the filing a Certificate of Designations with the Delaware Secretary of State on April 24, 2020.

Voting. Under the Current Charter, each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the record date for determining stockholders entitled to vote. Thus, under the Current Charter, each holder of Common Stock would generally be entitled to vote on all amendments to the Corporation’s certificate of incorporation, other than those amendments that, under the DGCL, do not require a vote of stockholders, such as a name change or the deletion of provisions of the original certificate of incorporation that named the incorporator or the initial directors or subscribers for stock, or provisions contained in any amendment that were necessary to effect a change, exchange, reclassification, subdivision, combination or cancellation of stock that has already become effective. In addition, under Section 242(b)(2), the holders of each class of our stock are entitled to vote as a separate class on any increase or decrease in the authorized number of shares of such class of stock, because our Current Charter does not contain a provision authorized by Section 242(b)(2) providing that the number of authorized shares of a class or classes of stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock entitled to vote irrespective of Section 242(b)(2) of the DGCL.

Under the Restated Charter, each share of Common Stock would, as a general matter, continue to have one vote on each matter submitted to a vote of stockholders generally. The Restated Charter would provide, however, that the holders of Common Stock would not be entitled to vote on any amendment to the Restated Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of those affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Restated Charter. In addition, the Restated Charter would provide that the total number of shares of a class of stock may be increased or decreased (but not below the number then outstanding) by the holders of a majority of the voting power of the outstanding stock entitled to vote, without regard to any separate vote of the holders of a class that would otherwise be required under Section 242(b)(2) of the DGCL. The Board of Directors believes that these amendments will provide the Corporation with additional flexibility in connection with capital raising and other financing or strategic transactions.

Board of Directors. The Current Charter does not expressly address the total number of directors. The Restated Charter will specifically provide that the total number of directors will consist of five (5) directors or such other number as may be determined through a resolution adopted by a majority of the total number of directors, except as otherwise provided for or fixed pursuant to the provisions Article IV of the Restated Charter (including any certificate of designation establishing a series of Preferred Stock).

In addition, the Current Charter does not include provisions dealing with the filling of vacancies on the Board of Directors caused by the death, resignation, retirement, disqualification or removal of directors elected by the stockholders generally, nor does it expressly address the filling of newly created directorships with respect to directors elected by the stockholders generally. The Restated Charter would provide that any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification or removal of any director, and any newly created directorship resulting from an increase in the total number of directors, will be filled solely by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, subject to the rights of holders of any series of Preferred Stock. The Restated Charter would also provide for an adjustment in the total number of directors for so long as the holders of one or more series of Preferred Stock have the special right to elect directors.

The Current Charter does not contain provisions dealing with the requirement to use written ballots in the election of directors, nor does it contain provisions relating to the annual meetings or notice of nominations or other items of business at any meeting of stockholders. The Restated Charter would specify that elections of directors need not be conducted by written ballot unless the Bylaws otherwise provide. The Restated Charter would also provide that an annual meeting of directors for the election of directors and such other business as may be lawfully brought before the meeting must be held at the date, time and place, if any, determined by our Board of Directors. The Restated Charter would provide that an advance notice of nominations for the election of directors or the transaction or other business at any meeting of stockholders must be given in accordance with any Bylaws governing notice of such matters. The Board of Directors believes that these provisions are necessary to ensure that meetings of stockholders can be conducted in an efficient manner and to ensure that the Board of Directors has an opportunity to respond to nominations and other items of business brought by or at the direction of stockholders and to ensure that all stockholders have an opportunity to review and consider all such nominations or other business proposals, including the Board of Directors’ views with respect to the advisability of any such nominations or proposals.

Stockholder Action. The Current Charter does not currently restrict action by consent of stockholders in lieu of a meeting. Section 228 of the DGCL generally provides that, unless restricted by the certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without prior notice and without a meeting if a consent or consents setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the corporation. Thus, under the Current Charter, stockholders are permitted to act by consent in lieu of a meeting in accordance with the DGCL. The Restated Charter would provide that, except as otherwise expressly provided for or fixed pursuant to Article IV of the Restated Charter (including any certificate of designation) with respect to one or more series of Preferred Stock, no action of stockholders may be taken by consent of stockholders in lieu of a meeting of stockholders, unless the action has been approved in advance by the Board of Directors. In addition, the Restated Charter would provide that, except as otherwise required by law, and except as otherwise provided for or fixed pursuant to Article IV of the Restated Charter (including any certificate of designation creating one or more series of Preferred Stock), a special meeting of our stockholders may be called at any time only by the Board of Directors, our Chairman of the Board or our Chief Executive Officer.

The restrictions on stockholders’ power to act by consent in lieu of a meeting, as well as limitations on stockholders’ ability to call special meetings, may have an anti-takeover effect, in that stockholders would not unilaterally have the power to remove directors or call a special meeting to amend our Bylaws or take other action in between annual meetings. Nevertheless, the Board of Directors believes that these provisions are necessary to ensure that the Board of Directors is not subject to the time, expense and distraction from ordinary operations that would result if stockholders have the unilateral power to take action in between annual meetings.

Exculpation. The Restated Charter would provide that none of our directors or officers will be personally liable to us or our stockholders for breach of fiduciary duty to the fullest extent such elimination of liability is permitted by the Delaware General Corporation Law. The Current Charter does not contain such an exculpatory provision. Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may include in its certificate of incorporation a provision that limits or eliminates the personal liability of a director for monetary damages to the corporation or its stockholders for breach of fiduciary, except that no such provision may limit or eliminate the liability of any director for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the authorization of any illegal stock repurchase or redemption or illegal dividend; or (iv) for any transaction from which the director derived an improper personal benefit. Section 102(b)(7) of the Delaware General Corporation Law was amended, effective as of August 1, 2022, to provide that a corporation may adopt a provision of its certificate of incorporation providing similar rights to exculpation to its officers who are subject to Delaware’s consent to jurisdiction statute. Under the Restated Charter, the exceptions to the exculpation rights of directors are also applicable to officers. In addition, officers may not be exculpated from any action brought by or in the right of the corporation, which would include any derivative proceeding.

The Board of Directors believes that authorizing the elimination of the liability of directors and officers as contemplated by Section 102(b)(7) of the DGCL, as amended as of August 1, 2022, is necessary to attract and retain highly-qualified persons to serve as directors and officers of the Company. In addition, based on the Board of Directors’ review of current market practices, the Board of Directors believes that such provision is appropriate and consistent with current practices as well as recent updates to the DGCL. Accordingly, the Board of Directors determined that it is advisable, and recommends to the stockholders that they adopt, the Restated Charter to provide for the elimination of liability of directors and officers to the fullest extent permitted by the DGCL.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

The Reverse Stock Split will become effective on the date that we file an amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Delaware. Such filing can occur no earlier than twenty (20) calendar days after the mailing of this information statement to stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Reverse Stock Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except in their capacity as stockholders (which interest does not differ from that of the other Common Stockholders), none of our officers, directors or any of their respective affiliates has any interest in the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of May 1, 2023, regarding the number of shares of our common and preferred stock beneficially owned by (i) each of our directors and named executive officer, (ii) each person that we know beneficially owns more than 5% of our outstanding Common Stock and (iii) all of our directors and named executive officer as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of May 1, 2023, through the exercise of any option, warrant or similar right (such instruments being deemed to be “presently exercisable”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of presently exercisable options and warrants are considered to be outstanding. These shares, however, are not considered outstanding as of May 1, 2023 when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table, and subject to state community property laws where applicable, all beneficial owners named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 517,942,741,330 shares of common stock outstanding as of May 1, 2023. Unless otherwise indicated, the address of each of the stockholders listed below is: c/o World Health Energy Holdings, Inc., 1825 NW Corporate Blvd. Suite 110, Boca Raton, FL, 33431.

Name of Beneficial Owner	COMMON STOCK		% of class (Common Stock) (1)	SERIES A PREFERRED STOCK (6)	% of class (Series A Preferred)
Officers and Directors
Giora Rozensweig, Interim Chief Executive Officer	1,250,000	(2)	*	—	—

Gaya Rozensweig, Director	27,383,333,333	(3)	5.29%	2,500,000	50%

George Baumoehl, Director	20,183,333,334	(3)	3.90%	2,500,000	50%

Danny Yatom, President	4,343,750,000	(4)	*	—	—

Tom Tromer	4,625,000,000	(5)	*	—	—

5% or More Shareholders
UCG, Inc. (3)	387,000,000,000		74.72%

Total Held by Officers and Directors of Each Class(5 persons)	57,785,416,667		10.97%	5,000,000	100%

* Less than 1%

1.	Based on 517,942,741,330 shares of Common Stock outstanding as of May 1, 2023.

2.	Represents shares issuable upon vested options or options scheduled to vest in the next 60 days. Gaya Rozensweig is the spouse of Giora Rozensweig. While the shares of Common Stock are held as of record by Gaya Rozensweig, both persons may be deemed to control the voting and disposition of these shares.

3.	The sole shareholders and directors of UCG, Inc. are Gaya Rozensweig and George Baumeohl and, as such, they may be deemed to beneficially own these shares. The address of UCG Inc. is 1825 NW Corporate Blvd. Suite 110, Boca Raton, Florida 33431.

4.	Represents shares issuable upon vested options or options scheduled to vest in the next 60 days.

5.	Comprised of 1,500,000,000 shares of common stock and vested options or options scheduled to vest in the next 60 days for an additional 3,125,000,000 shares of common stock.

6.	The Series A Preferred Stock were issued in August 2019 to each of Gaya Rozensweig and George Baumeohl. The Series A Preferred Stock is authorized to vote with the Common Stock in all stockholder meetings that the Common Stock may vote and each share has voting power equal to 10,000 votes per share.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to World Health Energy Holdings, Inc., 1825 NW Corporate Blvd. Suite 110, Boca Raton, FL, 33431, Attn: CEO.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the Reverse Stock Split, the possible application for listing or actual listing of our Common Stock on Nasdaq, or another national securities exchange, and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the documents incorporated by reference in this Information Statement, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

A copy of any public filing is also available, at no cost, by writing to World Health Energy Holdings, Inc., 1825 NW Corporate Blvd. Suite 110, Boca Raton, FL, 33431, Attn: CEO. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Action, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

May 17, 2023	/s/ Giora Rozensweig
Giora Rozensweig
Interim Chief Executive Officer

Annex A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

WORLD HEALTH ENERGY HOLDINGS, INC.

FIRST: The current name of the corporation is:

World Health Energy Holdings, Inc.

SECOND: The amendment effected by this certificate is as follows:

Section 4.1 of the Certificate of Incorporation relating to World Health Energy Holdings, Inc. is amended to read in its entirety as follows:

Authorized Capital Stock. Each ___ (__) shares of common stock issued and outstanding shall automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be rounded up to the next whole share of common stock. The Corporation is hereby authorized to issue a total of 750,010,000,000 shares of capital stock consisting of (i) 750,000,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”) and (ii) 10,000,000 shares of preferred stock, par value $0.0007 per share (the “Preferred Stock”).

THIRD: The certificate of amendment was authorized by: (Check the appropriate box)

☒ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders

☐ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

X
(Signature)	(Name of Signer)

(Title of Signer)

Annex B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WORLD HEALTH ENERGY HOLDINGS, INC.

(a Delaware corporation)

The current name of the corporation is World Health Energy Holdings, Inc. The corporation was incorporated under the name of Ventra Management, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 21, 1986. This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s certificate of incorporation, as heretofore amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The certificate of incorporation of the corporation, as heretofore amended, is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is World Health Energy Holdings, Inc. (the “Corporation”).

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is 108 W. 13th Street, Suite 100 Wilmington, DE 19801, New Castle County. The name of its registered agent at such address is Vcorp Agent Services, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

STOCK

Section 4.1 Authorized Stock. The total number of shares which the Corporation shall have authority to issue is 750,010,000,000, of which 750,000,000,000 shall be designated as common stock, par value $0.00001 per share (the “Common Stock”), and 10,000,000 shall be designated as preferred stock, par value $0.0007 per share (the “Preferred Stock”).

Section 4.2 Common Stock.

(a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”), including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

(b) Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors of the Corporation.

(c) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3 Preferred Stock.

(a) Pursuant to the authority conferred by this Article IV upon the Board of Directors, the Board of Directors created (i) a series of 5,000,000 shares of Preferred Stock designated as Series A Preferred Stock (the “Series A Preferred Stock”) by filing the Certificate of Designations, Rights and Preferences of the Series A Preferred Stock with the Secretary of State of the State of Delaware (the “Secretary of State”) on February 13, 2003, including the amendment to such Certificate of Designations filed with the Secretary of State on August 26, 2019, pursuant to which the voting power of Preferred Stock designated as Series A Preferred Stock was increased from 150 votes to 10,000 votes per share, and (ii) a series of 3,870,000 shares of Preferred Stock designated as Series B Convertible Preferred Stock (“Series B Preferred Stock”) by filing a Certificate of Designations of the Series B Preferred Stock with the Secretary of State on April 24, 2020. The powers (including voting powers), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock and Series B Preferred Stock are set forth on Exhibit A and Exhibit B hereto, respectively, and are incorporated herein by reference.

(b) Shares of Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers, whether full, limited or no voting powers), preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

Section 4.4 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), the Board of Directors shall consist of five (5) directors or such other number as may be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized.

Section 5.2 Vacancies; Removal.

(a) Subject to the rights of the holders of any outstanding series of Preferred Stock, unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(b) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and unless otherwise restricted by law, any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon.

(c) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors (the “Preferred Stock Directors”) so provided for or fixed pursuant to said provisions; and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by the holders of Preferred Stock pursuant to said provisions. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 5.2 Powers. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.3 Election; Annual Meeting of Stockholders.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

(c) Annual Meeting. An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VI

STOCKHOLDER ACTION

Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless such action has been approved in advance by the Board of Directors.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation may be called at any time only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE VIII

AMENDMENT

Section 8.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

Section 8.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

EXCULPATION

Section 9.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL permits, or is hereafter amended to permit, exculpation of officers, then, from and after the effective time of such amendment, to the fullest extent permitted by the DGCL, the officers of the Corporation for which such exculpation is permitted shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer.

Section 9.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article XI that adversely affects any right of a director or officer shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

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IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed as of this _____ day of __________, 2023.

WORLD HEALTH ENERGY HOLDINGS, INC.

By:
Giora Rozensweig
Interim Chief Executive Officer

Exhibit A

Certificate of Designations, Rights and Preferences of the Series A Preferred Stock

ADVANCED PLANT PHARMACEUTICALS, INC.

CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES

OF A SERIES OF PREFERRED STOCK BY RESOLUTION

--------------------------------------------

OF THE BOARD OF DIRECTORS PROVIDING FOR AN

ISSUE OF 5,000,000 SHARES OF SERIES A PREFERRED

STOCK, $.0001 PAR VALUE, DESIGNATED

AS THE “SERIES A PREFERRED STOCK”

I, David Lieberman, President of Advanced Plant Pharmaceuticals, Inc., a Delaware corporation (hereinafter called the “Corporation”), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (“DGCL”), do hereby make this Certificate of Designation under the corporate seal of the Corporation and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

NOW, THEREFORE, BE IT RESOLVED:

1. Designation and Number of Shares. The designation of a series of Preferred Stock, par value $.0007 per share to be issued authorized by this resolution shall be the Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”). The number of shares of Series A Preferred Stock authorized hereby shall be 5,000,000 shares and no more except as provided herein.

2. Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (a) senior to any other series of Preferred Stock except as established by the Board of Directors, the terms of which shall specifically provide that such series shall rank prior to the Series A Preferred Stock (any such other securities are referred to herein collectively as the “Senior Securities”), (b) on a parity with any other series of Preferred Stock established by the Board of Directors, the terms of which shall specifically provide that such series shall rank on a parity with the Series A Preferred Stock (the Series A Preferred Stock and any such other securities are referred to herein collectively as the “Parity Securities”), and (c) prior to any other equity securities of the Corporation, including the Corporation’s common stock, $.0001 par value per share (the “Common Stock”) (the Common Stock and all of such equity securities of the Corporation to which the Series A Preferred Stock ranks prior are referred to herein collectively as the “Junior Securities”).

3. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Each share of Series A Preferred Stock shall have immediate voting rights equal to ONE SHARE OF SERIES A PREFERRED STOCK TO 150 shares of common stock. Such voting rights shall be in effect immediately following the issuance of the Series A Preferred Stock.

(b) The affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single series, in person or by proxy, at a special or annual meeting of shareholders called for the purpose, shall be necessary to alter, amend or repeal any of the provisions of this Designation or take any other corporate action, which in any manner would alter, change or otherwise adversely affect in any way the powers, preferences or rights of the Series A Preferred Stock.

(c)	(i)

The rights of holders of shares of Series A Preferred Stock to take any actions as provided in this Section 3 may be exercised, subject to the DGCL at any annual meeting of shareholders or at a special meeting of shareholders held for such purpose as hereinafter provided or at any adjournment or postponement thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of the Corporation may call, and upon the written request of holders of record of 20% of the outstanding shares of Series A Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. The Corporation shall use its best efforts to hold such meeting within twenty, but in any event not later than sixty, days after delivery of such request to the Secretary of the Corporation, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of shareholders.

(ii)	At each meeting of shareholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single series, to vote as provided in this Section 3 or to take any action, the presence in person or by proxy of the holders of record of one-half of the total number of shares of Series A Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment or postponement thereof:

(A)	the absence of a quorum of the holders of shares of Series A Preferred Stock shall not prevent the election of directors and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the taking of any action as provided in this Section 3; and

(B)	in the absence of a quorum of the holders of shares of Series A Preferred Stock, holders of a majority of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

For the taking of any action as provided in this Section 3 by the holders of shares of Series A Preferred Stock each such holder shall have one vote for each share of Series A Preferred Stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

(d) In exercising the voting rights set forth in this Section 3 each share of Series A Preferred Stock shall have one vote per share as it relates to the Series A Preferred Stock and 150 votes as it related to the common stock of the Corporation.

4. Amendment of Resolution. The Board of Directors of the Corporation reserves the right by subsequent amendment of this resolution from time to time to decrease the number of shares which constitute the Series A Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation of the Corporation, as amended.

IN WITNESS WHEREOF, ADVANCED PLANT PHARMACEUTICALS, INC., has caused this certificate to be signed by its President and attested by its Secretary this 13th day of February, 2003. Advanced Plant Pharmaceuticals, Inc.

By:
David Lieberman, President

ATTEST:

David Lieberman, Secretary

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF DESIGNATIONS OF

SERIES A PREFERRED STOCK

OF

WORLD HEALTH ENERGY HOLDINGS, INC.

World Health Energy Holdings, Inc., a corporation organized under and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

FIRST: The name of the Corporation is World Health Energy Holdings, Inc. The Corporation was originally incorporated under the name “Ventra Management Inc.” in the state of Delaware on May 21, 1986. On August 18, 1994, the Corporation filed a Certificate of Amendment to its Certificate of Incorporation to change the name of the Corporation to “Advanced Plant Pharmaceuticals, Inc. “ On October 2, 2008, the Corporation filed a Certificate of Amendment to its Certificate of Incorporation to change the name of the Corporation to “World Health Energy Holdings, Inc.”

SECOND: The Corporation (then knowns as Advanced Plant Pharmaceuticals, Inc.) filed a Certificate of Designations of Series A Preferred Stock with the Secretary of State of the State of Delaware on October 31, 2005.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provision of Section 141 of the Delaware General Corporation Law adopted resolutions to amend Section 2(A) of the Certificate of Designations of Series A Preferred Stock to read in its entirety as follows:

“(A) Each new share of Series A Preferred. Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series A Preferred Stock is entitled to cast as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Vote Multiple.” In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holder of shares of Series A Preferred Stock shall be entitled after such an event shall be the Vote Multiple immediately prior to such event multiplied by fraction of the numerator of which the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.”

FOURTH: This Certificate of Amendment to the Certificate of Designation of Series A Preferred Stock was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law.

WORLD HEALTH ENERGY HOLDINGS, INC.

/s/ Giora Rozensweig
Giora Rozensweig
Interim Chief Executive Officer

Exhibit B

Certificate of Designations of the Series B Preferred Stock

WORLD HEALTH ENERGY HOLDINGS, INC.

CERTIFICATE OF DESIGNATION OF SERIES B PREFERRED STOCK, SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

Pursuant to Section 151 of the Delaware General Corporation Law, World Health Energy Holdings, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

The Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) confers upon the Board of Directors of the Corporation (the “Board of Directors”) the authority to provide for the issuance of shares of preferred stock in series and to establish the number of shares to be included in each such series and to fix the powers, designations, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

On April 24, 2020 the following resolution was duly adopted by the board of directors of the Corporation (the “Board”):

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), there hereby is created, out of the Ten Million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Corporation authorized by the Corporation’s Certificate of Incorporation (“Preferred Stock”), Series B Preferred Stock, consisting of THREE MILLION EIGHT HUNDRED SEVENTY THOUSAND (3,870,000) shares, which series shall have the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions:

The specific powers, preferences, rights and limitations of the Series B Preferred Stock are as follows:

1. Dividend Provisions. Subject to the rights of any existing series of Preferred Stock or to the rights of any series of Preferred Stock which may from time to time hereafter come into existence, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, upon any payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, as and if declared by the Board of Directors, as if the Series B Preferred Stock had been converted into Common Stock.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of any existing series of Preferred Stock or to the rights of any series of Preferred Stock which may from time to time hereafter come into existence, the entire assets and funds of the Corporation shall be distributed to all holders of Common Stock and to each series of Preferred Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock into Common Stock)

(b) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.

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(c) In any of the events specified in (b) above, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(i) Securities not subject to investment letter or other similar restrictions on free marketability:

(A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

(iii) In the event the requirements of Section 2(c) are not complied with, the Corporation shall forthwith either:

(A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; of

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(c)(iv) hereof.

(d) The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that time periods set forth in this paragraph may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

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3. Redemption. The Series B Preferred Stock shares are non- redeemable other than upon the mutual agreement of the Company and the holder of shares to be redeemed, and even in such case only to the extent permitted by this Certificate of Designation, the Corporation’s Certificate of Incorporation and applicable law.

4. Conversion. The holders of the Series B Preferred Stock, shall have conversion rights as follows (the “Conversion Rights”):

(a) Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted into 100,000 shares of Common Stock immediately upon the effectiveness of the next increase in the authorized Common Stock of the Corporation.

(b) Mechanics of Conversion. Before any holder pf Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock as herein provided, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

(c) Conversion Price Adjustments of Preferred Stock for Certain Splits and Combinations. The Series A Conversion Price shall be subject to adjustment from time to time as follows:

(i) In the event the corporation should at any time or from time to time after the purchase date with respect to any share of Series B Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series B Conversion Price, as the case may be, shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time as provided in Section 4(d)(iii) below.

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(ii) If the number of shares of Common Stock outstanding at any time after the purchase date of any shares of Series A Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(iii) The following provisions shaft apply for purposes of this Section 4(d);

(A) The aggregate maximum number of shares of Common Stock deliverable upon conversion or exercise of Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Common Stock Equivalents were issued.

(B) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion or exercise of such Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(C) Upon the termination or expiration of the convertibility or exercisability of any such Common Stock Equivalents, the Series A Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Common Stock Equivalents.

(d) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(c), then, in each such case for the purpose of this Section 4(e), the holders of Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

(e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series AB Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation s but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

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(g) No Fractional Shares and Certificate as to adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compete such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion for share of such series of Preferred Stock.

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holden thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

5. Voting Rights. The holder of each share of Series B Preferred Stock shall not have any voting rights.

6. Status of Converted Stock. Upon the conversion of the shares of Series B Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall be re-issuable by the corporation.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its authorized officer the 24th day of April 2020.

WORLD HEALTH ENERGY HOLDINGS, INC.

By:	/s/ Giora Rozensweig
Name:	Giora Rozensweig
Title:	Interim Chief Executive Officer

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